Exhibit 99.1

Allena Pharmaceuticals Announces $10.0 Million Registered Direct Offering of Common Stock

NEWTON, Mass., June 27, 2019 — Allena Pharmaceuticals, Inc. (NASDAQ: ALNA), a late-stage, biopharmaceutical company dedicated to developing and commercializing first-in-class, oral enzyme therapeutics to treat patients with rare and severe metabolic and kidney disorders, today announced that it has entered into a securities purchase agreement with institutional investors for the purchase and sale of 2,632,092 shares of its common stock in a registered direct offering, at a purchase price of $3.80 per share, for aggregate gross proceeds of approximately $10.0 million. The offering is being led by Altium Capital, a healthcare investment fund founded by CEO Jacob Gottlieb, and is expected to close on or about June 28, 2019, subject to the satisfaction of customary closing conditions.

Allena intends to use the net proceeds to fund its clinical development programs and for working capital and other general corporate purposes, including the advancement of its lead candidate reloxaliase, an orally-administered, recombinant oxalate-degrading enzyme that is being developed for the treatment of enteric hyperoxaluria.

The securities described above are being offered pursuant to Allena’s shelf registration statement on Form S-3 (File No. 333-228656) filed with the Securities and Exchange Commission (SEC), which was declared effective on December 26, 2018. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of such prospectus supplement and accompanying base prospectus may also be obtained directly from Allena by contacting Allena Pharmaceuticals, Inc., Attn: Investor Relations, One Newton Executive Park, Suite 202, Newton, Massachusetts, 02462, or by telephone at 617-467-4577.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering may only be made by means of a prospectus supplement and related base prospectus, forming a part of the effective registration statement.

About Allena Pharmaceuticals

Allena Pharmaceuticals, Inc. is a late-stage biopharmaceutical company dedicated to developing and commercializing first-in-class, oral enzyme therapeutics to treat patients with rare and severe metabolic and kidney disorders. Allena’s lead product candidate, reloxaliase, is a first in class, oral enzyme therapeutic for the treatment of hyperoxaluria, a metabolic disorder characterized by markedly elevated urinary oxalate levels and commonly associated with kidney stones, chronic kidney disease and other serious kidney disorders.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the timing and completion of the proposed offering and the expected use of proceeds from the proposed offering. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including those risks and uncertainties, and other important factors, set forth in the section entitled “Risk Factors” in Item 1A of Part II of Allena’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, as well as discussions of potential risks, uncertainties and other important factors in Allena’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Allena undertakes no duty to update this information unless required by law.

Investor Contact

Hannah Deresiewicz

Stern Investor Relations, Inc.

212-362-1200

hannah.deresiewicz@sternir.com

Media Contact

Adam Daley

Berry & Company Public Relations

212-253-8881

adaley@berrypr.com